UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2020

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

DIP Credit Agreement
As previously announced, on September 30, 2020, Oasis Petroleum Inc. (the “Company”) and certain of the Company’s wholly owned direct and indirect affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re Oasis Petroleum Inc., et al. (the “Chapter 11 Cases”).
On October 2, 2020, in connection with the filing of the Chapter 11 Cases, the Debtors entered into a debtor-in-possession credit agreement on the terms set forth in a Senior Secured Superpriority Debtor-in-Possession Revolving Credit Agreement (the “DIP Credit Agreement”) by and among the Company, as Parent, Oasis Petroleum North America LLC, as borrower (the “Borrower”), each of the other Debtors, as guarantors party thereto (the “Guarantors”), each of the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and as Issuing Bank, pursuant to which, having been granted the approval of the Bankruptcy Court, the Lenders agreed to provide the Borrower with (i) new money revolving credit in an aggregate principal amount equal to $150,000,000 ($100,000,000 of which amount may also be used for the issuance of new letters of credit or deemed reissuance of prepetition letters of credit) and (ii) a roll-up of pre-petition secured indebtedness in an aggregate amount of up to $300,000,000 upon entry of the DIP Order that, among other things, will be used to finance the ongoing general corporate needs of the Debtors during the course of the Chapter 11 Cases; provided that, until entry of the final DIP Order by the Bankruptcy Court, only (x) $120,000,000 (or $80,000,000 in the case of letters of credit) of the total $150,000,000 of new money revolving credit and (y) $240,000,000 of the total $300,000,000 in roll-up of pre-petition secured indebtedness, in each case, will be available to the Borrower under the DIP Credit Agreement.
New money revolving credit under the DIP Credit Agreement accrues interest, at Borrower’s election, at (x) the adjusted LIBO rate (subject to a 1.00% interest rate floor) plus 5.50% per annum or (y) the alternate base rate (subject to a 2.00% interest rate floor) plus 4.50% per annum. Any loans (including loans incurred to repay disbursements of any prepetition letters of credit refinanced under the DIP Credit Agreement) rolled up and refinanced as post-petition secured indebtedness under the DIP Credit Agreement accrue interest, at Borrower’s election, at (x) the adjusted LIBO rate (subject to a 1.00% interest rate floor) plus 4.25% or (y) the alternate base rate (subject to a 2.00% interest rate floor) plus 3.25% per annum. Letters of credit (whether rolled-up or in the form of new money) under the DIP Credit Agreement are also subject to a participation fee payable ratably to the DIP Credit Agreement lenders in the amount of (x) with respect to new money letters of credit, 5.50% per annum and (y) with respect to rolled-up and refinanced letters of credit, 4.25% per annum. Upon the occurrence and during the continuance of an event of default under the DIP Credit Agreement, loans outstanding under the DIP Credit Agreement may accrue interest at a default rate equal to the alternate base rate plus 6.75%.
The maturity date of the DIP Credit Agreement is March 30, 2021; provided, that the Borrower may extend such date for a period of three months if certain conditions are satisfied.
As a condition to the effectiveness of the DIP Credit Agreement, the Borrower furnished the Administrative Agent with a 13-week rolling operating budget and cash flow forecast (the “Initial Budget”). As an ongoing requirement under the DIP Credit Agreement, the Borrower must also propose an updated 13-week rolling budget beginning with the fourth Thursday of the first full four calendar weeks after the Debtors’ petition date (the “DIP Budget”), which will be subject to the Administrative Agent’s approval, and if approved, will replace the Initial Budget or prior DIP Budget, as applicable. Beginning on the fourth Thursday after the first full four calendar weeks following the Debtors’ petition date, and on a weekly basis afterwards, the Debtors’ also must deliver to the Administrative Agent a variance report that measures performance for all actual disbursements during the applicable test period on a rolling basis against the amount budgeted therefor reflected in the then effective Initial Budget or DIP Budget. The actual disbursements made during the applicable test period, subject to certain exclusions, may not exceed the sum of the aggregate amount budgeted for the applicable test period for the applicable Initial Budget or

DIP Budget by more than 15% on a cumulative basis for all disbursements during such test period (the “Permitted Variance”).
The DIP Credit Agreement contains events of default customary to debtor-in-possession financings, including events related to the Chapter 11 Cases, the occurrence of which could result in the acceleration of the Debtors’ obligation to repay the outstanding indebtedness under the DIP Credit Agreement. The Debtors’ obligations under the DIP Credit Agreement are secured by a security interest in, and lien on, substantially all present and after acquired property (whether tangible, intangible, real, personal or mixed) (subject to certain exceptions) of the Debtors and will be guaranteed by all of the Guarantors.
The DIP Credit Agreement also contains a minimum liquidity covenant as well as other customary covenants for a facility of this type, which limit the ability of the Borrower and the other Debtors to, among other things, (1) incur additional indebtedness and permit liens to exist on their assets, (2) pay dividends or make certain other restricted payments, (3) sell assets and (4) make certain investments. These covenants are subject to certain exceptions and qualifications as set forth in the DIP Credit Agreement.
Capitalized terms used but not specifically defined herein have the meanings specified for such terms in the DIP Credit Agreement. The foregoing description of the DIP Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the DIP Credit Agreement. A copy of the Dip Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Senior Secured Superpriority Debtor-in-Possession Revolving Credit Agreement, dated as of October 2, 2020, by and among Oasis Petroleum Inc., Oasis Petroleum North America LLC, the Guarantors party thereto, the Lenders party from time to time thereto, and Wells Fargo Bank, National Association.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: October 8, 2020	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary